UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2014

CANNABIS SCIENCE, INC.

(Exact name of registrant as specified in charter)

Nevada	000-28911	91-1869677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6946 N Academy Blvd, Suite B #254 Colorado Springs, CO	80918
(Address of principal executive offices)	(Zip Code)

1.888.889.0888

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2014, the Board of Directors and majority of the shareholders of Cannabis Science, Inc. (the “Company”) by written consent resolution appointed Raymond C. Dabney as Director, President and Chief Executive Officer.  Mr. Dabney will replace Dr. Dorothy Bray as President and Chief Executive Officer.  Dr. Bray will no longer be an officer or director of the Company, but will remain on as Scientific Advisory Board Chair and a Clinical Development Consultant.

Mr. Dabney has been working as a managing consultant with the Company since October 2008.  Mr. Dabney will serve as our Director and officer until his duly elected successor is appointed or he resigns.  There are no arrangements or understandings between Mr. Dabney and any other person pursuant to which he was selected as an officer or director.  There are no family relationship between Mr. Dabney and any of our officers or directors.  During the past five years, Mr. Dabney has not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNABIS SCIENCE, INC.
Date: November 6, 2014	By:	/s/ Chad S. Johnson
Chad S. Johnson, Secretary, Director & COO